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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

         Date of report (Date of earliest event reported): May 13, 2005

                                 ENHERENT CORP.
           -----------------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)

           Delaware                   0-23315                 13-3914972
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 (State or Other Jurisdiction       (Commission             (IRS Employer
       of Incorporation)            File Number)          Identification No.)


     192 Lexington Avenue, New York, New York                   10016
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     (Address of Principal Executive Offices)                 (Zip Code)

       Registrant's telephone number, including area code: (212) 889-7722

         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

         [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

         [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

         [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

         [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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                 SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

         JAMES MINERLY. Effective May 13, 2005, James Minerly, the former principal financial and accounting officer of enherent Corp. ("ENHERENT"), resigned that position. Mr. Minerly will continue to serve ENHERENT as a consultant on an hourly basis.

         JAMES LIGGETT. Effective May 13, 2005, James Liggett became the interim principal financial and accounting officer of ENHERENT. Mr. Liggett, who is 37, has served as a financial consultant of ENHERENT since its merger with Dynax Solutions, Inc. on April 1, 2005. Mr. Liggett had served as a financial consultant of Dynax Solutions, Inc. since November 2002 and also served as a director of that company. Mr. Liggett has seventeen years of financial and management experience. From July 2002 to March 2005, Mr. Liggett served as a managing director of Outsource Partners International Inc. From November 1998 to June 2002, Mr. Liggett was a partner with MLZ Partners LLP, a New York based public accounting and management consulting firm. Mr. Liggett is a Certified Public Accountant and a member of the American Institute of Certified Public Accountants. Mr. Liggett earned a Bachelor of Science degree in Accounting from Drexel University.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           ENHERENT CORP.



                                             /s/ PAMELA FREDETTE
                                           ---------------------------------
                                           Pamela Fredette, President and
                                           Chief Executive Officer


DATED:  May 19, 2005